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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

CONTACT:
Christian Misvaer, General Counsel                                (732) 590-1600


                 Intelligroup's Annual Meeting of Shareholders
                     to be Held on Tuesday, June 8th, 2004


Edison, NJ (April 2, 2004): Intelligroup, Inc. (Nasdaq: ITIG), a leading global provider of strategic IT outsourcing services, will hold its Annual Meeting of Shareholders at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey on Tuesday, June 8th, 2004, at 10:00 a.m., local time. Intelligroup has scheduled its Annual Meeting for June 8th, 2004 in accordance with its intent to resume its normal schedule for holding its Annual Meeting as stated in its September 15th, 2003 proxy statement. Holders of the Company's Common Stock of record at the close of business on Friday, April 16th, 2004 are entitled to notice of and to vote at the Annual Meeting.

Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing within a reasonable time before the Company begins to print and mail its proxy materials to its shareholders. The Company anticipates mailing its proxy materials to its Shareholders on or about Friday, May 7th, 2004.

About Intelligroup
Intelligroup, Inc. (http://www.intelligroup.com) is a leading global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

Safe Harbor Statement
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

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Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.